SCHEDULE 14A INFORMATION
(RULE 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ARTES MEDICAL, INC.
(Name of Registrant as Specified in Charter)

H. MICHAEL SHACK
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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DR. H. MICHAEL SHACK

November 6, 2008

Dear Artes Medical Shareholder:

The following press release was issued on October 31, 2008 to update shareholders on my efforts to bring about real change at Artes Medical and to address the distortions and misleading comments made by the current management:

DR. H. MICHAEL SHACK, PROXY ORGANIZER, RESPONDS TO ARTES MEDICAL, INC.’S MISLEADING PRESS RELEASES

New York, NY – October 31, 2008 – Dr. H. Michael Shack (“Dr. Shack” or “Proxy Organizer”) announced today that Artes Medical’s (Nasdaq:ARTE) October 30, 2008 press release noting that Artes adjourned its annual meeting of shareholders because it lacked a quorum was misleading and did not give the full accounting of the facts.

In response, Dr. H. Michael Shack stated, “Once again, Artes Medical’s Board of Directors has distorted the situation and given incomplete answers to questions and innuendos instead of facts.”

In particular, shareholders should note the following:

1)
The proxy group has not been defeated.  The “ex parte” hearing only postponed the opportunity to present our case before the federal court.  We intend to present the facts and the inequitable actions of the present management of Artes Medical before the appropriate court.

2)
Artes Medical refused to allow our proxy to be included in the annual meeting thereby disenfranchising all shareholders who did not agree with management and then accused us of refusing to participate in the Annual Meeting.  This is a ridiculous statement, asking that the disenfranchised voters cut their own throats by attending and having their presence be used against them while their votes are not counted.

3)	It is our intent to give more rights to the shareholders and change onerous bylaws that take away shareholder rights with bylaws that respect and give voice to each shareholder.

4)
It is not our intent to “steal” the Company, but rather to turn it around from the inept and disastrous actions of the current management.  We are more than willing to meet with current management and the board of directors  at any time to discuss our plans and enable operations to continue unabated.

5)
It is our intent to properly launch and build the ArteFill® brand based on abundant scientific evidence supporting its safety and efficacy and we have spent considerable thought and discussion to prepare a clear and comprehensive marketing plan and execution strategy including heavy DTC marketing that we are prepared to present to the board at its next meeting scheduled for Wednesday, November 5, 2008.

6)
We have identified a highly qualified candidate to fill the key position of Executive Vice President- Sales and Marketing, namely Vince Colonna.  Vince Colonna’s credentials are impressive – a 30-year veteran in the U.S. product and personal aesthetics industry where he has successfully executed corporate re-organizations for many well-known consumer goods companies including Procter & Gamble, Vidal Sassoon and REVLON, INC.

7)	We have identified a highly qualified CFO candidate in Bill Kachioff.

8)	We will heavily focus on expense management to significantly reduce the Company’s operating costs.

9)
Recognizing the need for a capital infusion, we have financing proposals of a minimum of $30 million including a bridge financing that would also be offered to all shareholders, not a select few, on a “first right of refusal” basis.  We are prepared to present this financing proposal to the board at the next meeting.

10)
A new independent re-structured board would be established that would represent the diverse interest of the various parties, including three new representatives to be picked by the current board (NGN Capital and Cowen Healthcare Royalty Partners will retain their right to one seat each) and two candidates selected by the proxy group to replace Mr. Christopher Reinhard, the current Executive Chairman, and Mr. John R. Costantino.

11)
The proxy group’s marketing plan includes a strong focus on hands-on peer-to-peer injection training of ArteFill® as well as the establishment of ArteFill® Centers of Excellence across the country in addition to a focused effort on direct-to-consumer marketing. It also includes the re-engagement of crucial physician key opinion leaders who are members of the Artes Medical Scientific Advisory Board.

12)	At the same time, the proxy group will advance the development of new and exciting pipeline indications such as GERD (Heartburn) and Spinal Disk Repair.

In conclusion, Dr. Shack stated, “We have not spent the time, effort and expense to allow the incumbent management to continue its history of failed efforts, self-dealing activities and disenfranchisement of a large number of shareholders.  The facts will show that our cause is just and that change is needed.  While we are always willing to sit down and discuss a satisfactory resolution, we will nonetheless continue to press our case through the appropriate legal channels until we are vindicated.”

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on the Proxy Organizer’s current beliefs and assumptions and on information currently available to the Proxy Organizer.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  As a result of these risks, uncertainties and other factors, readers are cautioned not to place undue reliance on any forward-looking statements included in this press release.  These forward-looking statements represent beliefs and assumptions only as of the date of this document, and the Proxy Organizer assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

IMPORTANT ADDITIONAL INFORMATION

On October 6, 2008, the Proxy Organizer filed a definitive proxy statement with the SEC in connection with the solicitation of proxies for the Artes Medical, Inc. 2008 Annual Stockholders’ Meeting (the “Proxy Statement”).  The Proxy Organizer has mailed the Proxy Statement to all stockholders.  The Proxy Statement contains important information about Artes Medical, Inc. and the Annual Meeting.  All stockholders are urged to read the Proxy Statement carefully.  Stockholders can obtain copies of the Proxy Statement and other documents filed by the Company and Proxy Organizer with the SEC in connection with the Annual Meeting for free at the SEC’s website at www.sec.gov.  The Proxy Organizer is deemed a participant in the solicitation of proxies from stockholders in connection with the Annual Meeting.  All proxy documents are also available in German language upon request from Mackenzie Partners at (212) 929-5500 or via e-mail at proxy@mackenziepartners.com.

Dr. Shack’s Proxy Statement is available in English and German language on the internet at www.artesproxy.com.

The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Organizer’s Proxy Statement.

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Most sincerely,

Dr. H. Michael Shack